Exhibit 10.3.1
ASSIGNMENT AND ASSUMPTION OF LEASE

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Syzygy Licensing LLC, a Nevada limited liability company (“Syzygy”), does hereby assign, grant, bargain, sell, convey and transfer to Parametric Sound Corporation, a Nevada corporation (“Parametric”), all of Syzygy’s right, title and interest as lessee in and to that certain lease dated as of July 1, 2010 by and between Davric Corporation, as lessor, and Syzygy, as lessee, together with all amendments thereto (the “Lease”) respecting those certain premises commonly known as 1941 Ramrod #100, Henderson, Nevada  89014, and Parametric does hereby agree to assume and make all payments which become due from, and to perform all covenants and conditions which are to be performed by, Syzygy pursuant to the Lease from and after the date hereof.

Executed at San Diego, California, this 27th day of September, 2010.

Syzygy Licensing LLC

By:         /s/ JAMES A. BARNES
Its:         Manager

Parametric Sound Corporation

By:         /s/ ELWOOD G. NORRIS
Its:         CEO